Exhibit 3.1

STATUTEN der Sportradar Group AG	Articles of Association of Sportradar Group AG

I.       Grundlagen

Artikel 1: Firma, Sitz

Unter der Firma

Sportradar Group AG

besteht eine Aktiengesellschaft gemäss Artikel 620 ff. des Schweizerischen Obligationenrechts ("OR") mit Sitz in St. Gallen. Die Dauer der Gesellschaft ist unbeschränkt.

I.       General Provisions

Article 1: Corporate Name, Registered Office

Under the corporate name

Sportradar Group AG

a Company exists pursuant to articles 620 et seq. of the Swiss Code of Obligations ("CO") having its registered office in St. Gallen. The duration of the Company is unlimited.

Artikel 2: Zweck Die Gesellschaft bezweckt den Erwerb, das Halten und Verwalten sowie den Verkauf von Beteiligungen.	Article 2: Purpose The purpose of the company is to acquire, hold, manage and sell participations.

Die Gesellschaft kann im In- und Ausland Liegenschaften und Immaterialgüterrechte erwerben, belasten, verwerten und verkaufen sowie Tochtergesellschaften und Zweigniederlassungen errichten und finanzieren.	The Company may acquire, mortgage, utilize and sell real estate properties and intellectual property rights in Switzerland and abroad as well as incorporate and finance subsidiaries and branches.

Die Gesellschaft kann alle kommerziellen, finanziellen und anderen Tätigkeiten ausüben, welche mit dem Zweck der Gesellschaft direkt oder indirekt im Zusammenhang stehen, sowie Mittel am Geld- und Kapitalmarkt aufnehmen und anlegen. Insbesondere kann die Gesellschaft Finanzierungsgeschäfte tätigen, Dritten sowie den direkten und indirekten Aktionären der Gesellschaft, deren direkten und indirekten Tochtergesellschaften sowie Gruppengesellschaften Darlehen gewähren und für deren Verbindlichkeiten gegenüber Dritten Sicherheiten aller Art bestellen, einschliesslich Pfänder, Sicherungsabtretungen, Sicherungsübereignungen und Garantien, auch wenn diese Darlehen oder Sicherheiten im ausschliesslichen Interesse ihrer direkten oder indirekten Aktionäre, deren Tochtergesellschaften oder anderer Konzerngesellschaften liegen und unentgeltlich gewährt werden.	The company may also engage in any commercial, financial or other activities which are – directly or indirectly – related to the purpose of the company, and borrow and invest money on the money and capital markets. In particular, the company may enter into financing transactions, grant loans to third parties, to direct or indirect shareholders of the company, their direct or indirect subsidiaries, and to group companies, and provide collateral for their liabilities vis-à-vis third parties, including pledges, security assignments, security transfers and guarantees, even if such loans or collaterals are in the sole interest of the direct or indirect shareholders of the company, their subsidiaries or other group companies and are provided with no consideration.

II.       Kapital

Artikel 3: Aktienkapital

Das Aktienkapital der Gesellschaft beträgt CHF 31'145'992.61 und ist eingeteilt in 221'092'856 auf den Namen lautende Stammaktien der Kategorie A mit einem Nennwert von je CHF 0.10 ("Stammaktien der Kategorie A") und 903’670’701 wandelbare auf den Namen lautende Stimmrechtsaktien der Kategorie B mit einem Nennwert von je CHF 0.01 ("Stimmrechtsaktien der Kategorie B"). Die Aktien sind vollständig liberiert.

II.       Capital

Article 3: Share Capital

The share capital of the Company amounts to CHF 31,145,992.61 and is divided into 221,092,856 registered class A common shares with a nominal value of CHF 0.10 each ("Class A Ordinary Shares") and 903,670,701 registered class B convertible voting common shares with a nominal value of CHF 0.01 each ("Class B Voting Shares"). The share capital is fully paid-up.

Artikel 3a: Wandelbare Stimmrechtsaktien der Kategorie B	Article 3a: Convertible Class B Voting Shares

1.	Die Stimmrechtsaktien der Kategorie B haben dieselben Stimm- und Mitwirkungsrechte wie die Stammaktien der Kategorie A.	1.	The Class B Voting Shares have the same voting and other participation rights as the Class A Ordinary Shares.

2.	Die Gesellschaft ist im Rahmen des gesetzlich Zulässigen ermächtigt, alle oder einen Teil der Stimmrechtsaktien der Kategorie B gegen Stammaktien der Kategorie A (aus dem Eigenbestand, der Schaffung von Stammaktien der Kategorie A aus genehmigtem Kapital oder mittels Statutenänderung) auf der Basis einer Vereinbarung mit den Aktionären mit Stimmrechtsaktien der Kategorie B, welche den Aktionären mit Stimmrechtsaktien der Kategorie B Andienungsrechte und der Gesellschaft Erwerbs- und Rückkaufsrechte einräumt, zu erwerben.	2.	To the extent permitted by applicable law, the Company is authorized to acquire all or any portion of the Class B Voting Shares in exchange for Class A Ordinary Shares (sourced, in particular, from treasury shares, shares issued out of authorized share capital or by way of an amendment of the Articles of Association) pursuant to a contractual arrangement between the Company and the holders of Class B Voting Shares which grants the holders put rights and the Company call rights and redemption rights.

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Artikel 3b: Bedingtes Aktienkapital – Beteiligung von Mitarbeitern oder Mitgliedern des Verwaltungsrats	Article 3b: Conditional Share Capital – Employee or Director Participation

1.

Das Aktienkapital der Gesellschaft wird im Maximalbetrag von CHF 4'182'238.10 durch Ausgabe von höchstens 41'822'381 vollständig zu liberierenden Stammaktien der Kategorie A mit einem Nennwert von je CHF 0.10 bei Ausübung von Optionsrechten oder im Zusammenhang mit anderen Rechten auf Aktien (einschliesslich sog. Restricted Stock Units (RSU) oder sog. Performance Stock Units (PSU)) erhöht, welche Organmitgliedern und Mitarbeitern oder Mitgliedern des Verwaltungsrats aller Stufen der Gesellschaft und der Gruppengesellschaften gemäss den entsprechenden Reglementen und Beschlüssen des Verwaltungsrats zustehen. Optionsrechte oder andere Rechte auf Aktien können schriftlich oder in elektronischer Form nach Massgabe des Verwaltungsrats ausgeübt und es kann schriftlich, in elektronischer Form oder durch konkludentes Verhalten darauf verzichtet werden. Das Bezugsrecht und das Vorwegzeichnungsrecht der Aktionäre sind ausgeschlossen.

1.

The share capital of the Company may be increased by up to CHF 4,182,238.10 by issuing up to 41,822,381 fully paid-in Class A Ordinary Shares with a nominal value of CHF 0.10 each, upon the exercise of option rights or in connection with other rights regarding shares (including restricted stock units (RSU) or Performance Stock Units (PSU)) granted to officers and employees or directors at all levels of the Company and its group companies according to respective regulations and resolutions of the board of directors (the "Board of Directors"). Option rights or other rights regarding shares may be exercised in writing or by electronic means as determined by the Board of Directors and may be waived in writing, by electronic means or by action implying an intent. The pre-emptive rights and the advance subscription rights of the shareholders are excluded.

2.	Die Bedingungen zur Zuweisung und Ausübung der Optionsrechte und anderer Rechte auf Aktien aus diesem Artikel 3b sind vom Verwaltungsrat festzulegen. Die Ausgabe von Aktien unter dem Marktpreis aus objektiven Gründen ist zulässig. Optionsrechte und ähnliche Rechte auf Mitarbeiteraktien (einschliesslich RSU), auf welche verzichtet wurde, verfallen sofern der Verwaltungsrat nichts Abweichendes festlegt.	2.	The conditions for the allocation and exercise of the option rights and other rights regarding shares from this Article 3b are determined by the Board of Directors. The shares may be issued at a price below the market price for objective reasons. Waived option rights or similar rights regarding employee shares (including RSUs) lapse unless the Board of Directors determines otherwise.

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Artikel 3c: Kapitalband	Article 3c: Capital Band

Der Verwaltungsrat ist ermächtigt, das Aktienkapital bis zum 16. Mai 2028 in einer Bandbreite zwischen CHF 15'269'502.61 und CHF 44'622'482.61 zu verändern (Kapitalband). Kapitalerhöhungen und Kapitalherabsetzungen in Teilbeträgen und Kapitalerhöhungen im Rahmen der Festübernahme sind zulässig. Wird das Aktienkapital aus bedingtem Kapital erhöht, erhöhen sich die Ober- und Untergrenze des Kapitalbands entsprechend.

The Board of Directors is authorized to increase and reduce the share capital until 16 May 2028 in a range between CHF 15,269,502.61 and CHF 44,622,482.61 (capital band). Capital increases and capital reductions in partial amounts and capital increases by way of underwriting are permitted. If the share capital is increased from conditional capital, the upper and lower limits of the capital band increase accordingly.

Innerhalb des Kapitalbandes kann das Aktienkapital um höchstens CHF 13'476'490.00 durch Ausgabe von höchstens 134'764'900 Stammaktien der Kategorie A mit einem Nennwert von je CHF 0.10 erhöht werden. Innerhalb des Kapitalbandes kann das Aktienkapital durch Vernichtung von Aktienkapital im Maximalbetrag von CHF 15'876'490.00, eingeteilt in 158'764'900 Stammaktien der Kategorie A mit einem Nennwert von je CHF 0.10, herabgesetzt werden.

Within the capital band, the share capital may be increased by a maximum of CHF 13,476,490.00 by issuing up to 134,764,900 Class A Ordinary Shares with a nominal value of CHF 0.10 each. Within the capital band, the share capital may be reduced by cancelling share capital in the maximum amount of CHF 15,876,490.00, divided into 158,764,900 Class A Ordinary Shares with a nominal value of CHF 0.10 each.

Bei Kapitalerhöhungen legt der Verwaltungsrat den Ausgabebetrag, die Art der Einlagen (einschliesslich aber nicht beschränkt auf Sacheinlagen, Verrechnung und Umwandlung von frei verwendbarem Eigenkapital), den Zeitpunkt der Ausgabe, die Bedingungen der Bezugsrechtsausübung und den Beginn der Dividendenberechtigung fest. Dabei kann der Verwaltungsrat neue Stammaktien der Kategorie A mittels Festübernahme durch eine Bank, ein Bankenkonsortium oder einen anderen Dritten und anschliessendem Angebot an die bisherigen Aktionäre oder an Dritte (sofern die Bezugsrechte der bisherigen Aktionäre aufgehoben sind oder nicht gültig ausgeübt werden) ausgeben. Der Verwaltungsrat ist ermächtigt, den Handel mit Bezugsrechten zu ermöglichen, zu beschränken oder auszuschliessen. Nicht ausgeübte Bezugsrechte kann der Verwaltungsrat verfallen lassen, oder er kann diese bzw. Stammaktien der Kategorie A, für welche Bezugsrechte eingeräumt, aber nicht ausgeübt werden, zu Marktkonditionen platzieren oder anderweitig im Interesse der Gesellschaft verwenden. Die Ausgabe von Stammaktien der Kategorie A unter dem Marktpreis ist aus sachlichen Gründen zulässig.	In the case of capital increases, the Board of Directors shall determine the issue price, the type of contribution (including, without limitation, contribution in kind, offsetting and conversion of reserves), the date of issue, the conditions for the exercise of pre-emptive rights and the beginning date for dividend entitlement. In this regard, the Board of Directors may issue new Class A Ordinary Shares by means of a firm underwriting through a financial institution, a syndicate of financial institutions or another third party and a subsequent offering of these shares to the existing shareholders or third parties (if the pre-emptive rights of the existing shareholders have been withdrawn or have not been duly exercised). The Board of Directors is entitled to permit, to restrict or to exclude the trading in pre-emptive rights. It may permit the expiration of pre-emptive rights that have not been exercised, or it may place such rights or Class A Ordinary Shares as to which pre-emptive rights have been granted, but not exercised, at market conditions or may use them otherwise in the interest of the Company. The Class A Ordinary Shares may be issued at a price below the market price for objective reasons.

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Der Verwaltungsrat kann das Bezugsrecht der bisherigen Aktionäre aufheben oder beschränken und Dritten, der Gesellschaft oder einer ihrer Gruppengesellschaften zuweisen:	The Board of Directors may withdraw or restrict the pre-emptive rights of the existing shareholders and allocate such rights to third parties, the Company or any of its group companies:

1.	im Zusammenhang mit strategischen Partnertransaktionen und Kooperationen;	1.	in connection with strategic partnering and co-operation transactions;

2.	im Zusammenhang mit Fusionen sowie mit dem Erwerb (einschliesslich Übernahmen) von Gesellschaften, Unternehmen oder Unternehmensteilen, Beteiligungen oder Immaterialgüterrechten (inkl. Lizenzen) oder anderen Investitionen von strategischer Bedeutung und die Finanzierung oder Refinanzierung solcher Transaktionen;	2.	in connection with mergers, acquisitions (including take-over) of companies, enterprises or parts of enterprises, participations or intellectual property rights (incl. licenses) or other types of strategic investments as well as financing or refinancing of such transactions;

3.	für die Beteiligung von Organmitgliedern, Mitarbeitern aller Stufen und Beratern der Gesellschaft und deren Gruppengesellschaften;	3.	for the participation of directors, officers, employees at all levels and consultants of the Company and its group companies;

4.	zum Zwecke der Erweiterung des Aktionariats im Zusammenhang mit der Kotierung von Stammaktien der Kategorie A an (zusätzlichen) ausländischen Börsen;	4.	for the purpose of expanding the shareholder base in connection with the listing of Class A Ordinary Shares on (additional) foreign stock exchanges;

5.	für die Einräumung einer Mehrzuteilungsoption (Greenshoe) oder einer Option zur Zeichnung von zusätzlichen Stammaktien der Kategorie A im Rahmen einer Aktienplatzierung oder eines Aktienverkaufs;	5.	for purposes of granting an over-allotment option (Greenshoe) or an option to subscribe for additional shares in a placement or sale of Class A Ordinary Shares;

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6.	zum Umtausch bzw. Rückkauf von Stimmrechtsaktien der Kategorie B gegen Stammaktien der Kategorie A gemäss Artikel 3a Ziffer 2 der Statuten aus genehmigtem Kapital.	6.	for the exchange and buy-back, respectively, of Class B Voting Shares in exchange for Class A Ordinary Shares according to Article 3a Section 2 of the Articles of Association issued from authorized share capital.

Zeichnung und Erwerb der neuen Stammaktien der Kategorie A sowie jede nachfolgende Übertragung der Stammaktien der Kategorie A unterliegen den Beschränkungen von Artikel 5 der Statuten.	The subscription and acquisition of the new Class A Ordinary Shares as well as any subsequent transfer of the shares shall be subject to the restrictions pursuant to Article 5 of the Articles of Association.

Artikel 4: Form der Aktien

Die Gesellschaft kann ihre Aktien in der Form von Einzelurkunden, Globalurkunden oder Wertrechte ausgeben und jederzeit ohne Genehmigung der Aktionäre eine bestehende Form in eine andere Form von Aktien umwandeln. Ein Aktionär oder eine Aktionärin hat keinen Anspruch auf Umwandlung seiner oder ihrer Aktien in eine andere Form oder auf Druck und Auslieferung von Urkunden. Mit der Zustimmung des Aktionärs oder der Aktionärin kann die Gesellschaft ausgestellte Urkunden, die bei ihr eingeliefert werden, ersatzlos annullieren. Jeder Aktionär und jede Aktionärin können jedoch von der Gesellschaft jederzeit die Ausstellung einer Bescheinigung über die von ihm oder ihr gemäss Aktienregister gehaltenen Aktien verlangen.

Article 4: Form of Shares

The Company may issue its shares in the form of individual certificates, global certificates and/or uncertificated securities and convert one form into another form of shares at any time and without the approval of the shareholders. A shareholder has no entitlement to demand a conversion of the form of the shares or the printing and delivery of share certificates. With the consent of the shareholder, the Company may cancel issued certificates which are returned to it without replacement. Each shareholder may, however, at any time request a written confirmation from the Company of the shares held by such shareholder, as reflected in the share register of the Company.

Die Gesellschaft kann für die Aktien Bucheffekten schaffen. Die Übertragung von Bucheffekten und die Bestellung von Sicherheiten an Bucheffekten richten sich nach den Bestimmungen des Bucheffektengesetzes. Die Gesellschaft kann als Bucheffekten ausgestaltete Aktien aus dem entsprechenden Verwahrungssystem zurückziehen.	The Company may create intermediated securities for the shares. The transfer of intermediated securities and furnishing of collateral in intermediated securities must conform with the regulations of the Intermediary-Held Securities Act. The Company may withdraw shares issued as intermediary-held securities from the respective custody system.

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Wertrechte können, sofern keine Bucheffekten geschaffen wurden, nur durch Zession übertragen werden. Die Zession bedarf zur Gültigkeit der Anzeige an die Gesellschaft.	Uncertified securities (Wertrechte) may only be transferred by way of assignment provided that they are not registered as book-entry securities. In order to be valid, the assignment must be reported to the Company.

Für den Fall, dass die Gesellschaft Aktienzertifikate druckt und ausgibt, müssen die Aktienzertifikate die Unterschrift von mindestens eines zeichnungsberechtigten Mitglieds des Verwaltungsrats enthalten. Faksimile-Unterschriften sind erlaubt.	If the Company prints and issues share certificates, such share certificates shall bear the signature of at least one member of the Board of Directors who is authorized to sign. The signatures may be facsimile signatures.

Artikel 5: Aktienbuch, Eintragungsbeschränkungen und Beschränkung der Übertragbarkeit von Stimmrechtsaktien der Kategorie B

Für die Aktien wird ein Aktienbuch geführt. Darin werden die Eigentümer und Nutzniesser mit Namen und Vornamen (bei juristischen Personen die Firma), Wohnort (bei juristischen Personen der Sitz) und Adresse eingetragen. Wechselt eine im Aktienbuch eingetragene Person ihre Adresse, so hat sie dies der Gesellschaft mitzuteilen. Solange dies nicht geschehen ist, gelten alle brieflichen Mitteilungen der Gesellschaft an die im Aktienbuch eingetragenen Personen als rechtsgültig an die bisher im Aktienbuch eingetragene Adresse erfolgt.

Article 5: Share Register, Restrictions on Registration and Transfer Restrictions for Class B Voting Shares

The identity of the owners/usufructuaries of shares shall be entered in the share register stating first/last name (for legal entities the company name), domicile (for legal entities the legal domicile) and address. Any person registered in the share register changing its address, must inform the Company accordingly. Until such notification has occurred, all written communications from the Company to persons registered in the share register shall be deemed to have validly been made if sent to the address previously recorded in the share register.

Das Stimmrecht und die damit zusammenhängenden Rechte können der Gesellschaft gegenüber von einem Aktionär, Nutzniesser oder Nominee jeweils nur in dem Umfang ausgeübt werden, wie dieser mit Stimmrecht im Aktienbuch eingetragen ist. Erwerber von Aktien werden auf Gesuch als Aktionäre mit Stimmrecht im Aktienbuch eingetragen, falls sie ausdrücklich erklären, diese Stammaktien im eigenen Namen und für eigene Rechnung erworben zu haben und dass sie alle anderen gesetzlichen Voraussetzungen erfüllen. Vorbehältlich Absatz 4 und 6 dieses Artikels 5 und Artikel 685d Abs. 3 OR wird keine Person als Aktionär mit Stimmrecht für mehr als 10% des im Handelsregister eingetragenen Aktienkapitals im Aktienbuch eingetragen, und keine Person darf alleine oder zusammen mit Dritten, direkt oder indirekt, formell, zuordenbar oder als wirtschaftlich Berechtigter Stimmrechte (ob ausübbar oder nicht) für mehr als 10% des im Handelsregister eingetragenen Aktienkapitals besitzen oder anderweitig über diese Limite hinaus Stimmrechte (ob ausübbar oder nicht) kontrollieren oder steuern. Diese Beschränkung gilt auch für Personen, die ihre Aktien ganz oder teilweise über Nominees (wie in Absatz 4 dieses Artikels 5 definiert) halten oder erwerben.	The voting right and the rights associated therewith may be exercised vis-à-vis the Company by a shareholder, usufructuary or Nominee only to the extent that such person is registered in the share register with voting rights. Persons acquiring shares shall be registered in the share register as shareholders with voting rights upon their request if they expressly declare to have acquired these shares in their own name and for their own account and to fulfil any other statutory requirements. Subject to paragraphs 4 and 6 of this Article 5 and article 685d para. 3 CO, no person or entity shall be registered in the share register as a shareholder with voting rights for, and no person or entity may directly or indirectly, formally, constructively or beneficially own, or otherwise control or direct, alone or together with third parties, voting rights (whether exercisable or not) with respect to, more than 10% of the share capital registered in the commercial register. This restriction shall also apply to persons or entities who hold or acquire some or all of their shares through Nominees (as defined in paragraph 4 of this Article 5).

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Diese Eintragungsbeschränkung gilt auch im Falle des Erwerbs von Aktien in Ausübung von Bezugs-, Options- oder Wandelrechten. Diese Eintragungsbeschränkung findet keine Anwendung bei Erwerb durch Erbgang, Erbteilung oder eheliches Güterrecht.	This registration restriction also applies in the case of the acquisition of shares by the exercise of subscription, option or conversion rights. This registration restriction does not apply to acquisitions by inheritance, division of an estate or matrimonial property law.

Der Verwaltungsrat kann im eigenen Ermessen Personen, die im Eintragungsgesuch erklären, die Aktien als Nominees (je ein "Nominee") für Rechnung von Drittberechtigten (je ein "wirtschaftlicher Berechtigter") zu halten, als Aktionäre mit Stimmrecht im Aktienbuch eintragen. Falls jedoch ein wirtschaftlich Berechtigter alleine oder zusammen mit Dritten infolge einer solchen getätigten oder aufrechterhaltenen Eintragung direkt oder indirekt, formell, zuordenbar oder als wirtschaftlich Berechtigter Stimmrechte (ob ausübbar oder nicht) für mehr als 10% des im Handelsregister eingetragenen Aktienkapitals besitzen oder anderweitig über diese Limite hinaus Stimmrechte (ob ausübbar oder nicht) kontrollieren oder steuern sollte, kann der Verwaltungsrat die Eintragung des Nominees, der die Aktien für Rechnung des wirtschaftlich Berechtigten hält, in Bezug auf alle Aktien, welche diese Limite überschreiten, streichen. Der Verwaltungsrat kann die Eintragung mit Stimmrecht der von einem Nominee gehaltenen Aktien von Bedingungen, Beschränkungen und Meldepflichten abhängig machen und solche Bedingungen, Beschränkungen und Pflichten nach der Eintragung auferlegen oder anpassen.	The Board of Directors may, in its own discretion, register persons who declare in the registration application that they hold the common shares as nominees (each a "Nominee") on behalf of third party beneficiaries (each a "Beneficial Owner") in the share register as shareholders with voting rights. If, however, any Beneficial Owner should as a result of such registration being made or upheld, directly or indirectly, formally, constructively or beneficially own, or otherwise control or direct, alone or together with third parties, voting rights (whether exercisable or not) with respect to more than 10% of the share capital registered in the commercial register, the Board of Directors may cancel the registration of the Nominee holding shares for the account of such Beneficial Owner with respect to any shares in excess of such limit. The Board of Directors may make the registration with voting rights of the shares held by a Nominee subject to conditions, limitations and reporting requirements and may impose or adjust such conditions, limitations and requirements once registered.

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Juristische Personen und Personengesellschaften oder andere Personenzusammenschlüsse oder Gesamthandverhältnisse, die untereinander kapital- oder stimmenmässig, durch einheitliche Leitung oder auf andere Weise verbunden sind, sowie natürliche oder juristische Personen oder Personengesellschaften, die im Hinblick auf eine Umgehung der Beschränkungen oder Limiten gemäss Absatz 2 oder 4 dieses Artikels 5 in gemeinsamer Absprache handeln oder anderweitig koordiniert vorgehen oder Aktien indirekt erwerben, gelten als eine Person, ein Nominee oder ein Erwerber im Sinne von Absatz 2 bzw. 4 dieses Artikels 5. Die Gesellschaft anerkennt nur einen Vertreter pro Aktie.	Legal entities and partnerships or other groups of persons or joint owners who are interrelated to one another through capital ownership, voting rights, uniform management or are otherwise linked as well as individuals, legal entities or partnerships who act in concert or otherwise act in a coordinated manner or acquire shares indirectly, thereby circumventing the restrictions or limits pursuant to paragraph 2 or 4 of this Article 5 shall be treated as one single person, entity, Nominee or as one person acquiring shares, as applicable, for purposes of paragraphs 2 and 4 of this Article 5. The Company shall only accept one representative per share.

Der Verwaltungsrat kann aus berechtigten Gründen mit einer Mehrheit von zwei Dritteln sämtlicher Mitglieder beschliessen, im Sinne einer Ausnahme die Beschränkungen oder Limiten gemäss Absatz 2 bzw. 4 dieses Artikels 5 teilweise oder vollständig nicht anzuwenden. Ein berechtigter Grund kann den Fall beinhalten, indem eine Person ein Angebot zum Kauf in Bezug auf sämtliche anderen Aktien der Gesellschaft unterbreitet, welches der Verwaltungsrat, nach Konsultation mit einem unabhängigen Finanzberater, den Aktionären empfiehlt. Aktionäre (ausser Nominees), welche im Zeitpunkt des Inkrafttretens dieses Artikels 5 bereits direkt oder indirekt über einen Nominee mit mehr als 10% des im Handelsregister eingetragenen Aktienkapitals eingetragen sind bzw. Aktien über diese Limite zugeteilt erhalten haben, bleiben bzw. werden mit Stimmrecht für diese Aktien eingetragen.	The Board of Directors may resolve not to apply, in part or in full, the restrictions or limits pursuant to paragraphs 2 or 4 of this Article 5 by way of exception for justified reasons with the majority vote of two thirds of all its members. A justified reason may include the situation where a person extends an offer to purchase with respect to all other shares of the Company, which the Board of Directors, after having consulted an independent financial advisor, recommends to the shareholders. Shareholders, other than Nominees, already being registered with, and / or having been allocated, directly or through a Nominee, more than 10% of the share capital registered in the commercial register at the time that this Article 5 takes effect remain or will be registered with voting rights for such shares.

Der Verwaltungsrat kann nach Anhörung des eingetragenen Aktionärs oder Nominees dessen Eintragung im Aktienbuch mit Rückwirkung auf das Datum der Eintragung streichen, wenn diese durch falsche oder irreführende Angaben zustande gekommen ist oder Angaben falsch oder irreführend geworden sind. Der Betroffene muss über die Streichung sofort informiert werden.	After hearing the registered shareholder or Nominee, the Board of Directors may cancel such person's registration in the share register with retroactive effect as of the date of registration if such registration was made based on false or misleading information or if such information becomes untrue or misleading. The relevant shareholder or Nominee shall be promptly informed of the cancellation.

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Die Übertragung von Stimmrechtsaktien der Kategorie B, ob zu Eigentum oder zu Nutzniessung, bedarf in jedem Falle der Genehmigung durch den Verwaltungsrat.	The transfer of Class B Voting Shares, be it for ownership or usufruct purposes, is in any case subject to the approval by the Board of Directors.

Der Verwaltungsrat regelt die Einzelheiten und trifft die zur Einhaltung der vorstehenden Bestimmungen notwendigen Anordnungen. Der Verwaltungsrat kann seine Aufgaben delegieren.	The Board of Directors shall regulate all details and issue the instructions necessary to ensure compliance with the preceding provisions. The Board of Directors may delegate its duties.

III. Organisation A. Generalversammlung Artikel 6: Befugnisse Oberstes Organ der Gesellschaft ist die Generalversammlung. Ihr stehen folgende unübertragbare Befugnisse zu:

III.       Organisation

A.       General Meeting of Shareholders

Article 6: Authorities

The General Meeting of Shareholders is the supreme corporate body of the Company. It has the following non-transferable powers:

1.	Festsetzung und Änderung der Statuten;	1.	to adopt and amend the Articles of Association;

2.	Wahl und Abberufung der Mitglieder des Verwaltungsrats, des/der Präsidenten/in des Verwaltungsrats, der Mitglieder des Vergütungsausschusses, der Revisionsstelle und des unabhängigen Stimmrechtsvertreters;	2.	to elect and recall the members of the Board of Directors, the Chairman/Chairwoman of the Board of Directors, the members of the Compensation Committee, the Auditors and the Independent Proxy;

3.	Genehmigung des Lageberichts und der Konzernrechnung;	3.	to approve the management report and the consolidated accounts;

4.	Genehmigung der Jahresrechnung sowie Beschlussfassung über die Verwendung des Bilanzgewinns, insbesondere die Festsetzung der Dividende;	4.	to approve the annual accounts as well as to pass resolutions regarding the allocation of profits as shown on the balance sheet, in particular to determine the dividends;

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5.	Genehmigung der Vergütungen des Verwaltungsrats und der Geschäftsleitung gemäss den Artikeln 7, 27 und 28 der Statuten;	5.	to approve the compensation of the members of the Board of Directors and the Executive Management pursuant to Articles 7, 27 and 28 of the Articles of Association;

6.	Entlastung der Mitglieder des Verwaltungsrats, der Geschäftsleitung und des Vergütungsausschusses;	6.	to grant discharge to the members of the Board of Directors, Executive Management and the Compensation Committee;

7.	Beschlussfassung über die Dekotierung der Beteiligungspapiere der Gesellschaft;	7.	to resolve on the delisting of the Company's shares;

8.	Beschlussfassung über die Gegenstände, die der Generalversammlung durch das Gesetz oder die Statuten vorbehalten sind oder ihr durch den Verwaltungsrat vorgelegt werden.	8.	to pass resolutions regarding issues which are reserved to the General Meeting of Shareholders by law or by the Articles of Association or which are presented to it by the Board of Directors.

Artikel 7: Beschlüsse betreffend Vergütungen Die ordentliche Generalversammlung genehmigt jedes Jahr gesondert die Anträge des Verwaltungsrats in Bezug auf:	Article 7: Resolutions on compensation Each year, the ordinary General Meeting of Shareholders shall approve separately the proposals by the Board of Directors in relation:

a.	den maximalen Gesamtbetrag der Vergütung des Verwaltungsrats für die Dauer bis zur nächsten ordentlichen Generalversammlung; und	a.	to the aggregate maximum amount of the compensation of the Board of Directors for the term of office until the next ordinary General Meeting of Shareholders; and

b.	den maximalen Gesamtbetrag der Vergütung der Geschäftsleitung für das folgende Geschäftsjahr.	b.	to the aggregate maximum amount of the compensation of the Executive Management for the next financial year.

Die von der Generalversammlung genehmigten (maximalen) Gesamtvergütungsbeträge verstehen sich einschliesslich Sozialabgaben und Beiträgen zur Altersvorsorge.	The aggregate (maximum) compensation amounts approved by the ordinary General Meeting of Shareholders are deemed inclusive social security and pension contributions.

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Der Verwaltungsrat kann der Generalversammlung abweichende oder zusätzliche Anträge in Bezug auf die gleiche oder andere Zeitperioden zur Genehmigung vorlegen.	The Board of Directors may submit for approval by the General Meeting of Shareholders deviating or additional proposals relating to the same or different periods.

Lehnt die Generalversammlung einen beantragten Vergütungsbetrag ab, kann der Verwaltungsrat unter Berücksichtigung aller relevanten Umstände einen maximalen Gesamtbetrag festlegen und diesen einer neuen Generalversammlung zur Genehmigung unterbreiten. Diesfalls können die Gesellschaft oder von ihr kontrollierte Gesellschaften, unter Vorbehalt einer späteren Genehmigung durch die Generalversammlung, bereits vorgängig Vergütungen ausrichten.	If the General Meeting of Shareholders does not approve the proposed compensation amount, the Board of Directors may determine the aggregate maximum compensation amount, taking into consideration all relevant circumstances and submit such amount to a new General Meeting of Shareholders for approval. In this case, the Company or companies controlled by it may pay compensation prior to such General Meeting of Shareholders, subject to its subsequent approval.

Ungeachtet der vorstehenden Absätze können die Gesellschaft oder von ihr kontrollierte Gesellschaften Vergütungen vor Genehmigung durch die Generalversammlung ausrichten, unter Vorbehalt der nachträglichen Genehmigung durch die Generalversammlung und anwendbarer Rückforderungsbestimmungen (Claw-back).	Notwithstanding the preceding paragraph, the Company or companies controlled by it may pay out compensation prior to approval by the General Meeting of Shareholders subject to subsequent approval by a General Meeting of Shareholders and subject to applicable claw-back provisions.

Eine Überschreitung der genehmigten maximalen Gesamtbeträge aufgrund von Wechselkursschwankungen ist unbeachtlich.	Any excess of the approved maximum aggregate amounts, which results from foreign currency exchange rate fluctuations shall be disregarded.

Die ordentliche Generalversammlung stimmt jedes Jahr konsultativ über den Vergütungsbericht der Gesellschaft ab.	Each year, the ordinary General Meeting of Shareholders shall hold a consultative vote on the Company’s compensation report.

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Artikel 8: Zusätzlicher Vergütungsbetrag für neue Mitglieder der Geschäftsleitung	Article 8: Supplementary compensation amount for new members of the Executive Management

Werden Mitglieder der Geschäftsleitung während einer Vergütungsperiode neu ernannt, für welche die Generalversammlung den maximalen Gesamtbetrag bereits genehmigt hat, und reicht dieser maximale Gesamtbetrag nicht aus, um die Vergütungen dieser Mitglieder zu decken, sind die Gesellschaft und von ihr kontrollierte Gesellschaften ermächtigt, einen Zusatzbetrag auszurichten. Der Zusatzbetrag (einschliesslich allfälliger Antrittsprämien) darf pro Vergütungsperiode und Mitglied 35 % der jeweils letzten genehmigten (maximalen) Gesamtvergütung der Geschäftsleitung nicht übersteigen.

In the event that members of Executive Management are newly appointed during a compensation period for which the General Meeting of Shareholders has already voted upon and the aggregate maximum compensation approved for such period is not sufficient to cover the compensation of these appointees, the Company or companies controlled by it are authorized to pay or award supplementary compensation. The supplementary amount (including sign-on bonuses, if any) shall, per compensation period and member, not exceed 35 % of the aggregate (maximum) compensation amount for Executive Management last approved.

Artikel 9: Versammlungen

Die ordentliche Generalversammlung findet jedes Jahr innerhalb von sechs Monaten nach Abschluss des Geschäftsjahres statt. Datum, Zeitpunkt und Tagungsort (sofern erforderlich) werden durch den Verwaltungsrat bestimmt.

Article 9: Meetings

The ordinary General Meeting of Shareholders shall be held annually within six months after the close of the business year. The Board of Directors determines the date, time, form and location (if any) of the General Meeting of Shareholders.

Ausserordentliche Generalversammlungen werden einberufen, so oft es notwendig ist, insbesondere in den vom Gesetz vorgesehenen Fällen.	Extraordinary General Meetings of Shareholders shall be called as often as necessary, in particular, in all cases required by law.

Zu ausserordentlichen Generalversammlungen hat der Verwaltungsrat einzuladen, wenn eine Generalversammlung dies beschliesst oder Aktionäre, die mindestens 5 % des Aktienkapitals oder der Stimmrechte vertreten, schriftlich und unter Angabe der Verhandlungsgegenstände und der Anträge eine Einberufung verlangen.	Extraordinary General Meetings of Shareholders shall be convened by the Board of Directors upon a resolution of the General Meeting of Shareholders or if shareholders representing at least 5 % of the share capital or voting rights request such meeting in writing, setting forth the items to be discussed and the proposals to be decided upon.

Der Verwaltungsrat bestimmt den Tagungsort der Generalversammlung und die Form der Durchführung. Der Tagungsort kann auch im Ausland liegen oder es können für eine Generalversammlung mehrere Tagungsorte festgelegt werden.	The Board of Directors shall determine the location of the General Meeting and the form in which it is to be held. The location of General Meeting may also be outside of Switzerland or the General Meeting may be simultaneously held in several locations.

Der Verwaltungsrat kann vorsehen, dass Aktionäre, die nicht am Tagungsort anwesend sind, ihre Rechte auf elektronischem Weg ausüben können. Stattdessen kann der Verwaltungsrat auch auf die Festlegung eines Tagungsorts verzichten und die Durchführung einer rein virtuellen Generalversammlung anordnen.	The Board of Directors may provide that shareholders who are not present at the General Meeting may exercise their rights electronically. Instead, the Board of Directors may also waive the determination of a meeting location and order the holding of a virtual General Meeting.

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Artikel 10: Einberufung Die Generalversammlung wird durch den Verwaltungsrat, nötigenfalls durch die Revisionsstelle einberufen.	Article 10: Notice The General Meeting of Shareholders shall be convened by the Board of Directors and, if need be, by the Auditors.

Die Einladung erfolgt mindestens 20 Kalendertage vor der Versammlung durch Publikation im Schweizerischen Handelsamtsblatt. In der Einladung sind neben Name und Adresse des unabhängigen Stimmrechtsvertreters, Tag, Zeit, Art und Ort der Versammlung die Verhandlungsgegenstände sowie die Anträge des Verwaltungsrats und der Aktionäre, welche die Durchführung einer Generalversammlung oder die Traktandierung eines Verhandlungsgegenstandes verlangt haben, bekanntzugeben, jeweils samt kurzer Begründung der Anträge.	Notice of the General Meeting of Shareholders shall be given by publication in the Swiss Official Gazette of Commerce at least 20 calendar days before the date of the meeting. The notice shall state the name and the address of the independent proxy, the day, time, form and place of the meeting, the agenda, the proposals of the Board of Directors and the proposals of the shareholders who have requested the General Meeting of Shareholders or that an item be included on the agenda, in each case with a short explanation to the motions.

Spätestens 20 Kalendertage vor der ordentlichen Generalversammlung sind der Geschäftsbericht, die Revisionsberichte und der Vergütungsbericht den Aktionären zugänglich zu machen. Sofern die Unterlagen nicht elektronisch zugänglich sind, kann jede/r Aktionär/in verlangen, dass ihm/ihr diese rechtzeitig zugestellt werden.	The annual business report, the Auditors' reports and the Compensation Report shall be made available to the shareholders at least 20 calendar days prior to the date of the ordinary General Meeting of Shareholders. If the documents are not available electronically, each share-holder may request that they be sent to it in due time.

Artikel 11: Traktanden Der Verwaltungsrat nimmt die Traktandierung der Verhandlungsgegenstände vor.	Article 11: Agenda The Board of Directors shall state the items on the agenda.

Aktionäre, die einzeln oder zusammen mindestens 0.5% des Aktienkapitals oder der Stimmrechte der Gesellschaft vertreten, können vom Verwaltungsrat die Traktandierung eines Verhandlungsgegenstands oder die Aufnahme von Anträgen zu Verhandlungsgegenständen in der Einberufung der Generalversammlung verlangen. Solche Begehren sind mindestens 45 Kalendertage vor der Generalversammlung schriftlich unter Angabe des Verhandlungsgegenstands und der Anträge an den/die Präsidenten/in des Verwaltungsrats einzureichen.	Shareholders with voting rights individually or jointly representing at least 0.5% of the share capital or voting rights of the Company may demand that items be put on the agenda or that motions to agenda items be included in the invitation to the General Meeting of Shareholders. Such demands have to be submitted to the Chairman/Chairwoman of the Board of Directors at least 45 calendar days before the date of the General Meeting of Shareholders and shall be in writing, specifying the item and the proposals.

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Über Anträge zu nicht gehörig angekündigten Verhandlungsgegenständen, welche auch nicht im Zusammenhang mit einem gehörig traktandierten Verhandlungsgegenstand stehen, können keine Beschlüsse gefasst werden, ausser in den gesetzlich vorgesehenen Fällen.	No resolution shall be passed on items proposed only at the General Meeting of Shareholders and which have no bearing on any of the proposed items of the agenda, apart from those exceptions permitted by law.

Artikel 12: Vorsitz, Protokolle

Den Vorsitz der Generalversammlung führt der/die Präsident/in des Verwaltungsrats, bei dessen/deren Verhinderung ein/e Vizepräsident/in des Verwaltungsrats oder ein anderes durch den Verwaltungsrat bestimmtes Mitglied des Verwaltungsrats oder Dritter (der/die "Vorsitzende").

Article 12: Chair, minutes

The General Meeting of Shareholders shall be chaired by the Chairman/Chairwoman of the Board of Directors, or, in his/her absence, by a Vice-Chairman/Vice-Chairwoman of the Board of Directors or another member of the Board of Directors or third party selected by the Board of Directors (the "Chairman/Chairwoman").

Der/die Vorsitzende bezeichnet den/die Protokollführer/in, der/die nicht Aktionär/in sein muss.	The Chairman/Chairwoman designates a minutes' keeper who does not need to be shareholder.

Der Verwaltungsrat sorgt für die Führung der Protokolle, die vom/von der Vorsitzende/n und vom/von der Protokollführer/in zu unterzeichnen sind.	The Board of Directors is responsible for the keeping of the minutes, which are to be signed by the Chairman/Chairwoman and by the minutes' keeper.

Artikel 13: Beschlussfassung Jede Aktie berechtigt unabhängig vom Nennwert, unter Vorbehalt von Artikel 5 der Statuten, zu einer Stimme.	Article 13: Resolutions Subject to Article 5 of the Articles of Association, each share, regardless of the nominal value entitles to one vote.

Die Bemessung des Stimmrechts nach der Zahl der Aktien ist nicht anwendbar in folgenden Fällen:	The allocation of voting rights according to the number of shares is not applicable for:

1.	Wahl der Revisionsstelle;	1.	the election of auditors;

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2.	Ernennung von Sachverständigen zur Prüfung der Geschäftsführung oder einzelner Teile;	2.	the appointment of experts to audit the Company’s business management or parts thereof;

3.	Beschlussfassung über die Einleitung einer Sonderuntersuchung;	3.	any resolution concerning the instigation of a special investigation;

4.	Beschlussfassung über die Anhebung einer Verantwortlichkeitsklage.	4.	any resolution concerning the initiation of a liability action.

Jede/r Aktionär/in kann sich vom unabhängigen Stimmrechtsvertreter oder von einer anderen Person, die kein(e) Aktionär/in sein muss, vertreten lassen. Der Verwaltungsrat erlässt die Verfahrensvorschriften über die Teilnahme und Vertretung an der Generalversammlung. Über die Anerkennung der Vollmacht entscheidet der/die Vorsitzende.		Each shareholder may be represented by the Independent Proxy or any other person who needs not to be a shareholder. The Board of Directors issues regulations on the procedures of participation and representation at the General Meeting of Shareholders. The Person chairing the General Meeting of Shareholders decides whether a proxy is acceptable or not.

Soweit nicht das Gesetz oder die Statuten abweichende Bestimmungen enthalten, fasst die Generalversammlung ihre Beschlüsse und vollzieht ihre Wahlen mit der einfachen Mehrheit der abgegebenen Stimmen, wobei Enthaltungen, leer eingelegte Stimmen und ungültige Stimmen bei der Berechnung des Mehrs nicht berücksichtigt werden.	The General Meeting of Shareholders shall pass its resolutions and carry out its elections with the simple majority of the votes cast, to the extent that neither the law nor the Articles of Association provide otherwise. Abstentions, empty votes and invalid votes will not be taken into account for the calculation of the required majority.

Die Wahlen von Mitgliedern des Verwaltungsrats und des Vergütungsausschusses erfolgen jeweils einzeln.	The members of the Board of the Directors and the members of the Compensation Committee are elected individually.

Der/die Vorsitzende bestimmt das Abstimmungsverfahren. Die Abstimmungen und Wahlen erfolgen – sofern an der Versammlung möglich – mit elektronischen Abstimmungsgeräten. Andernfalls finden Abstimmungen und Wahlen offen statt, es sei denn, dass die Generalversammlung eine schriftliche Durchführung beschliesst oder der/die Vorsitzende sie anordnet.	The Chairman/Chairwoman shall determine the voting procedure. The voting and elections shall be conducted with electronic voting devices – to the extent that this is possible at the Meeting. If not, resolutions or elections will be taken on a show of hands unless a written ballot is held upon resolution of the General Meeting of Shareholders or if the person chairing the General Meeting of Shareholders so directs.

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Der/die Vorsitzende kann, sofern seiner/ihrer Meinung nach Zweifel am Abstimmungs- respektive Wahlergebnis bestehen, die Art der Abstimmung oder Wahl ändern. In diesem Fall gilt die vorausgegangene Abstimmung oder Wahl als nicht geschehen.		If the person chairing the General Meeting of Shareholders doubts the results of the vote, he/she may change the way of voting. In this case, the preceding resolution or election is deemed not to have occurred

Artikel 14: Qualifiziertes Mehr für wichtige Beschlüsse

Ein Beschluss der Generalversammlung, der mindestens zwei Drittel der vertretenen Aktienstimmen und die absolute Mehrheit der vertretenen Aktiennennwerte auf sich vereinigt, ist erforderlich für:

Article 14: Qualified majority for important resolutions

A resolution of the General Meeting of Shareholders passed by at least two thirds of the represented share votes and the absolute majority of the represented nominal value of the shares is required for:

1.	die Einführung, Erleichterung oder Aufhebung der Beschränkung der Übertragbarkeit von Namenaktien;	1.	the introduction, easement or abolition of restrictions of the transferability of registered shares;

2.	die Einführung von Vorzugs- oder Stimmrechtsaktien;	2.	any creation of shares with preferential rights or with privileged voting rights;

3.	Einführung eines Kapitalbands oder eines bedingten Kapitals;	3.	the implementation of a capital band or a conditional capital;

4.	Kapitalerhöhung aus Eigenkapital, gegen Sacheinlage oder durch Verrechnung und die Gewährung von besonderen Vorteilen;	4.	any increase of capital against the Company's equity, against contributions in kind, or by way of offsetting, or the granting of special benefits;

5.	Einschränkung oder Aufhebung des Bezugsrechts;	5.	any limitation or withdrawal of subscription rights;

6.	Verlegung des Sitzes oder Änderung der Firma der Gesellschaft;	6.	any change of the registered office or corporate name of the Company;

7.	Veräusserung des ganzen Vermögens der Gesellschaft oder im Wesentlichen aller Teile davon;	7.	any sale of all or substantially all of the assets of the Company;

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8.	Fusion, Spaltung oder eine ähnliche Reorganisation der Gesellschaft;	8.	any merger, demerger or similar reorganization of the Company;

9.	Liquidation der Gesellschaft;	9.	the liquidation of the Company;

10.	eine Änderung des Artikels 5, dieses Artikels 14 sowie des Artikels 20; und	10.	any change to Article 5, this Article 14 and Article 20; and

11.	die weiteren in Artikel 704 Abs. 1 OR sowie im Bundesgesetz über Fusion, Spaltung, Umwandlung und Vermögensübertragung (Fusionsgesetz) vom 3. Oktober 2003 in der jeweils gültigen Fassung genannten Fälle.	11.	the other cases listed in article 704 para. 1 CO and in the Federal Act on Merger, Demerger, Conversion and Transfer of Assets (Merger Act) dated 3 October 2003 in the relevant applicable version.

Artikel 15: Unabhängiger Stimmrechtsvertreter Die Generalversammlung wählt einen unabhängigen Stimmrechtsvertreter. Wählbar sind natürliche oder juristische Personen und Personengesellschaften.		Article 15: Independent Proxy The General Meeting of Shareholders elects an independent proxy. Natural persons as well as legal entities and partnerships are eligible for election.

Die Amtsdauer des unabhängigen Stimmrechtsvertreters endet mit Abschluss der nächsten ordentlichen Generalversammlung. Wiederwahl ist zulässig. Die Pflichten des unabhängigen Stimmrechtsvertreters richten sich nach den anwendbaren gesetzlichen Bestimmungen.		The term of office of the independent proxy ends with the conclusion of the next ordinary General Meeting of Shareholders. Re-election is permitted. The duties of the independent proxy are governed by the relevant statutory provisions.

B.       Verwaltungsrat

Artikel 16: Wahl, Amtsdauer, Konstituierung

Der Verwaltungsrat besteht aus einem oder mehreren Mitgliedern. Die Amtsdauer der Mitglieder des Verwaltungsrats sowie des/der Präsidenten/in entspricht der gesetzlich zulässigen Maximaldauer von einem Jahr und endet mit Abschluss der nächsten ordentlichen Generalversammlung. Wiederwahl ist zulässig.

B.       Board of Directors

Article 16: Election, term of office, constitution

The Board of Directors shall consist of one or several members. The term of the members of the Board of Directors as well of the Chairman/Chairwoman shall correspond to the legally permitted maximum term of one year and shall end at the end of the next ordinary General Meeting of Shareholders. Re-election is permitted.

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Abgesehen von der Wahl des/der Verwaltungsratspräsidenten/in und der Mitglieder des Vergütungsausschusses konstituiert sich der Verwaltungsrat selbst.		Except for the election of the Chairman/Chairwoman of the Board of Directors and the members of the Compensation Committee, the Board of Directors constitutes itself.

Artikel 17: Oberleitung, Delegation

Dem Verwaltungsrat obliegt die oberste Leitung der Gesellschaft und die Überwachung der Geschäftsführung. Er vertritt die Gesellschaft nach aussen und besorgt alle Angelegenheiten, die nicht nach Gesetz, Statuten oder Reglement einem anderen Organ der Gesellschaft übertragen sind.

Article 17: Ultimate direction, delegation

The Board of Directors is entrusted with the ultimate direction of the Company as well as the supervision of the management. It represents the Company towards third parties and attends to all matters which are not delegated to or reserved for another corporate body of the Company by law, the Articles of Association or the regulations.

Der Verwaltungsrat kann die Geschäftsführung oder einzelne Teile derselben sowie die Vertretung der Gesellschaft, an eine oder mehrere natürliche Personen oder Mitglieder des Verwaltungsrats übertragen. Er erlässt das Organisationsreglement und ordnet die entsprechenden Vertragsverhältnisse.		The Board of Directors may delegate the management and the representation of the Company wholly or in part to one or several natural persons or members of the Board of Directors. The Board of Directors shall enact the organizational regulations and arrange for the respective contractual relationships.

Artikel 18: Aufgaben Der Verwaltungsrat entscheidet über alle Angelegenheiten, die nicht durch Gesetz, Statuten oder Reglemente einem anderen Organ der Gesellschaft vorbehalten oder übertragen sind.

Article 18: Duties

The Board of Directors is authorized to pass resolutions regarding all matters which are not reserved to another governing body of the Company by law, these Articles of Association or any regulations.

Der Verwaltungsrat hat folgende unübertragbare und unentziehbare Aufgaben:		The Board of Directors has the following non-transferable and irrevocable duties:

1.	Oberleitung der Gesellschaft und Erteilung der nötigen Weisungen;	1.	to ultimately direct the Company and issue the necessary directives;

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2.	Festlegung der Organisation;	2.	to determine the organization;

3.	Ausgestaltung des Rechnungswesens, des internen Kontrollsystems (IKS), der Finanzkontrolle und der Finanzplanung sowie die Durchführung einer Risikobeurteilung;	3.	to organize the accounting, the internal control system (ICS), the financial control and the financial planning as well as to perform a risk assessment;

4.	Ernennung und Abberufung der mit der Geschäftsführung und der Vertretung betrauten Personen und Regelung der Zeichnungsberechtigung;	4.	to appoint and recall the persons entrusted with the management and representation of the Company and to grant signatory power;

5.	Oberaufsicht über die mit der Geschäftsführung betrauten Personen, namentlich im Hinblick auf die Befolgung der Gesetze, Statuten, Reglemente und Weisungen;	5.	to ultimately supervise the persons entrusted with the management, in particular with respect to compliance with the law, the Articles of Association, regulations and directives;

6.	Erstellung des Geschäftsberichts sowie Vorbereitung der Generalversammlung und Ausführung ihrer Beschlüsse;	6.	to prepare the business report, as well as the General Meeting of Shareholders and to implement the latter's resolutions;

7.	Erstellung des Vergütungsberichts;	7.	to prepare the compensation report;

8.	Einreichung eines Gesuchs um Nachlassstundung und Benachrichtigung des Gerichts im Falle der Überschuldung;	8.	filing of a motion for a moratorium and to inform the court in the event of over-indebtedness;

9.	Beschlussfassung über die nachträgliche Leistung von Einlagen auf nicht vollständig liberierte Aktien und daraus folgenden Statutenänderungen;	9.	to pass resolutions regarding the subsequent payment of capital with respect to non-fully paid-in shares and regarding the amendments to the Articles of Association entailed thereby;

10.	Beschlussfassung über die Feststellung von Kapitalerhöhungen, die Erstellung des Kapitalerhöhungsberichts und daraus folgende Statutenänderungen;	10.	to pass resolutions confirming increases in share capital, regarding the preparation of the capital increase report and regarding the amendments to the Articles of Association entailed thereby;

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11.	Prüfung der Einhaltung der gesetzlichen Bestimmungen betreffend Einsetzung, Wahl und fachliche Voraussetzungen der Revisionsstelle;	11.	to examine compliance with the legal requirements regarding the appointment, election and the professional qualifications of the Auditors;

12.	Abschluss von Verträgen gemäss Artikel 12, 36 und 70 des Fusionsgesetzes.	12.	to execute the agreements pursuant to articles 12, 36 and 70 of the Merger Act.

13.	Beschlussfassung über weitere Angelegenheiten, die nach zwingendem Recht in die Kompetenz des Verwaltungsrats fallen.	13.	to pass resolutions on other matters, which mandatory law assigns to the Board of Directors.

Ist das Amt des/der Präsidenten/in des Verwaltungsrats vakant, ist der Vergütungsausschuss nicht vollständig besetzt oder hat die Gesellschaft keinen unabhängigen Stimmrechtsvertreter, so ernennt der Verwaltungsrat jeweils für die Dauer bis zum Abschluss der nächsten ordentlichen Generalversammlung einen Ersatz, welcher – mit Ausnahme des unabhängigen Stimmrechtsvertreters – ein Mitglied des Verwaltungsrats sein muss.

If the office of the Chairman/Chairwoman of the Board of Directors is vacant, the Compensation Committee is not complete or the Company does not have an Independent Proxy, the Board of Directors shall appoint a substitute for the time period until the conclusion of the next ordinary General Meeting of Shareholders that must be – with the exception of the Independent Proxy – a member of the Board of Directors.

Artikel 19: Organisation, Protokolle

Sitzungsordnung, Beschlussfähigkeit (Präsenz) und Beschlussfassung des Verwaltungsrats richten sich nach dem Organisationsreglement. Das Präsenzquorum muss nicht eingehalten werden, wenn Beschlüsse gefasst werden, die nach zwingendem Recht der öffentlichen Beurkundung bedürfen. Beschlüsse können auch auf dem Zirkulationsweg per Briefpost, Telefax oder E-Mail gefasst werden, sofern nicht ein Mitglied die mündliche Beratung verlangt. Details regelt das Organisationsreglement.

Article 19: Organization, minutes

The organization of the meetings, the presence quorum and the passing of resolutions of the Board of Directors shall be in compliance with the organizational regulations. A quorum is not required if mandatory law requires the meeting of the Board of Directors to be recorded in a public deed. Resolutions can be made by circulation by mail, telefax or e-mail, unless a member requests oral deliberation. The organizational regulations govern the details.

Der/die Vorsitzende hat keinen Stichentscheid.		The Chairman/Chairwoman shall have no casting vote.

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Über die Verhandlungen und Beschlüsse des Verwaltungsrats ist ein Protokoll zu führen. Das Protokoll ist vom/von der Vorsitzende/n und vom/von der Protokollführer/in zu unterzeichnen.	Minutes shall be kept of the deliberations and resolutions of the Board of Directors. The minutes shall be signed by the Chairman/Chairwoman and the minutes' keeper.

Artikel 20: Ersatz der Auslagen, Schadloshaltung Die Mitglieder des Verwaltungsrats haben Anspruch auf Ersatz sämtlicher ihrer im Interesse der Gesellschaft aufgewendeten Auslagen.	Article 20: Reimbursement of expenses, indemnification The members of the Board of Directors shall be entitled to the reimbursement of all expenses incurred in the interest of the Company.

Soweit nicht von einer Versicherungsdeckung erfasst oder durch Dritte bezahlt, hält die Gesellschaft soweit gesetzlich zulässig aktuelle und ehemalige Mitglieder des Verwaltungsrats und der Geschäftsleitung sowie deren Erben, Konkurs- oder Nachlassmassen aus Gesellschaftsmitteln für Schäden, Verluste, Kosten, Gebühren und Aufwendungen aus drohenden, hängigen oder abgeschlossenen Klagen, Verfahren oder Untersuchungen zivil-, straf- oder verwaltungsrechtlicher oder anderer Natur schadlos, welche ihnen oder ihren Erben, Konkurs- oder Nachlassmassen entstehen aufgrund von tatsächlichen oder behaupteten Handlungen, Zustimmungen oder Unterlassungen im Zusammenhang mit der Ausübung ihrer Organpflichten oder behaupteten Organpflichten als Mitglied des Verwaltungsrats oder der Geschäftsleitung oder aufgrund der Tatsache, dass sie Mitglied des Verwaltungsrats oder der Geschäftsleitung der Gesellschaft sind oder waren, oder während ihrer Tätigkeit als Mitglied des Verwaltungsrats oder der Geschäftsleitung der Gesellschaft, Mitglied des Verwaltungsrats oder der Geschäftsleitung, Arbeitnehmer oder Agent einer der Gruppengesellschaften der Gesellschaft sind oder waren oder auf Aufforderung der Gesellschaft Mitglied des Verwaltungsrats oder der Geschäftsleitung, Arbeitnehmer oder Agent eines anderen Unternehmens, einer anderen Gesellschaft, einer nicht-rechtsfähigen Personengesellschaft oder eines Trusts sind oder waren. Diese Pflicht zur Schadloshaltung besteht nicht, soweit in einem endgültigen, nicht weiterziehbaren Entscheid eines zuständigen Gerichts bzw. einer zuständigen Verwaltungsbehörde entschieden worden ist, dass eine der genannten Personen ihre Organpflichten als Mitglied des Verwaltungsrats oder der Geschäftsleitung absichtlich oder grobfahrlässig verletzt hat.	To the extent not included in insurance coverage or paid by third parties, the Company shall indemnify and hold harmless, to the extent permitted by law, the existing and former members of the Board of Directors and the Executive Management, and their heirs, executors and administrators, out of the assets of the Company from and against all threatened, pending or completed actions, suits or proceedings – whether civil, criminal, administrative or investigative – and all losses, damages, charges, costs and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any actual or alleged acts, consents or omissions in connection with the execution of their statutory duty or alleged statutory duty as a member of the Board of Directors or the Executive Management, or by reason of the fact that he or she is or was a member of the Board of Directors or the Executive Management of the Company, or while serving as a member of the Board of Directors or the Executive Management of the Company is or was serving as a director, member of the executive management, employee or agent of any of the Company's group companies or at the request of the Company as a director, member of the executive management, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; provided, however, that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his or her statutory duties as a member of the Board of Directors or Executive Management.

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Ohne den vorangehenden Absatz 2 dieses Artikels 20 einzuschränken, bevorschusst die Gesellschaft aktuellen oder ehemaligen Mitgliedern des Verwaltungsrats und der Geschäftsleitung Gerichts- und Anwaltskosten, sofern die Gesellschaft nicht die Klägerin ist, soweit diese nicht von einer Versicherungsdeckung erfasst oder durch Dritte bevorschusst werden. Die Gesellschaft kann solche Vorschüsse zurückfordern, wenn ein zuständiges Gericht oder eine zuständige Verwaltungsbehörde in einem endgültigen, nicht weiterziehbaren Urteil bzw. Entscheid zum Schluss kommt, dass eine der genannten Personen ihre Organpflichten als Mitglied des Verwaltungsrats oder der Geschäftsleitung absichtlich oder grobfahrlässig verletzt hat.		Without limiting the foregoing paragraph 2 of this Article 20, to the extent not included in insurance coverage or advanced by third parties, the Company shall advance court costs and attorneys' fees to the existing and former members of the Board of Directors and Executive Committee provided that the Company is not the claimant. The Company may however recover such advanced costs if any of said persons is found, in a final judgment or decree of a court or governmental or administrative authority of competent jurisdiction not subject to appeal, to have committed an intentional or grossly negligent breach of his or her statutory duties as a member of the Board of Directors or Executive Committee.

Artikel 21: Vergütungsausschuss

Die Generalversammlung wählt mindestens drei Mitglieder des Verwaltungsrats in den Vergütungsausschuss. Die Amtsdauer endet mit Abschluss der nächsten ordentlichen Generalversammlung. Wiederwahl ist zulässig.

Article 21: Compensation committee

The Meeting of Shareholders elects at least three members of the Board of Directors as members of the Compensation Committee. The term of office ends with the conclusion of the next ordinary General Meeting of Shareholders. Re-election is permitted.

Der Vergütungsausschuss unterstützt den Verwaltungsrat in der Überprüfung und Festlegung der Vergütungsstrategie und -politik der Gesellschaft und hat die folgenden Grundaufgaben und Zuständigkeiten im Zusammenhang mit der Vergütung des Verwaltungsrats und der Geschäftsleitung:		The Compensation Committee shall support the Board of Directors in reviewing and establishing the Company's compensation strategy and policy and shall have the following basic tasks and responsibilities in relation to the compensation of the Board of Directors and Executive Management:

1.	Anträge zuhanden des Verwaltungsrats betreffend die maximalen Gesamtbeträge der Vergütungen des Verwaltungsrats und der Geschäftsleitung, welche der Generalversammlung zur Abstimmung unterbreitet werden sollen;	1.	to propose to the Board of Directors for approval by the General Meeting of Shareholders the aggregate maximum compensation of the Board of Directors and the aggregate maximum compensation of the Executive Management;

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2.	Antrag zuhanden des Verwaltungsrats betreffend die Zuteilung des von der Generalversammlung genehmigten maximalen Gesamtbetrags der Vergütungen an den Verwaltungsrat;	2.	to propose to the Board of Directors the allocation of the aggregate Board compensation approved by the General Meeting of Shareholders;

3.	Antrag zuhanden des Verwaltungsrats betreffend Festsetzung der Vergütung des Chief Executive Officers sowie der übrigen Mitglieder der Geschäftsleitung im Rahmen des von der Generalversammlung genehmigten maximalen Gesamtbetrags;	3.	to propose to the Board of Directors the compensation of the Chief Executive Officer and the other members of the Executive Management within the framework of the aggregate maximum compensation approved by the General Meeting of Shareholders;

4.	Antrag zuhanden des Verwaltungsrats betreffend Festlegung der Ziele und Bestimmung der Zielerreichung im Rahmen der leistungsabhängigen langfristigen und kurzfristigen variablen Vergütung der Geschäftsleitung;	4.	to propose to the Board of Directors targets and determination of target achievement under the performance-based long-term and short-term variable compensation of the Executive Management;

5.	Antrag zuhanden des Verwaltungsrats betreffend Änderung der Statuten mit Bezug auf das Vergütungssystem des Verwaltungsrats und der Geschäftsleitung.	5.	to propose to the Board of Directors modifications to the Articles of Association regarding the compensation system for the Board of Directors and Executive Management.

Der Verwaltungsrat regelt die weiteren Aufgaben und Zuständigkeiten des Vergütungsausschusses im Organisationsreglement und im Reglement des Vergütungsausschusses.		The Board of Directors will provide for further duties and responsibilities of the Compensation Committee in the organizational regulations and the regulations of the Compensation Committee.

C. Revisionsstelle		C. Auditors

Artikel 22: Revisionspflicht, Wahl und Einsetzung der Revisionsstelle und ihre Aufgaben		Article 22: Duty of audit, election, appointment and duties of auditors

Die Generalversammlung wählt eine Revisionsstelle gemäss den Bestimmungen dieses Artikels 22. Die Revisionsstelle ist in das Handelsregister einzutragen.		The General Meeting of Shareholders shall elect the Auditors pursuant to the provisions of this Article 22. The Auditors must be registered in the Commercial Register.

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Die Gesellschaft hat ihre Jahresrechnung durch eine Revisionsstelle ordentlich prüfen zu lassen.	The Auditors shall perform a regular audit of the Company's annual financial statements.

Die Amtsdauer der Revisionsstelle beträgt ein Jahr. Ihr Amt endet mit der Abnahme der letzten Jahresrechnung. Wiederwahl und Abberufung aus wichtigen Gründen sind jederzeit möglich.	The Auditors' term of office shall be one year. It shall end with the approval of the last annual financial accounts. Re-election and revocation for good cause are possible at any time.

Die Revisionsstelle hat die Rechte und Pflichten gemäss Artikel 728 ff. OR.	The Auditors' rights and obligations are those provided for in articles 728 et seq. CO.

IV.       Rechnungslegung

Artikel 23: Jahresrechnung und Konzernrechnung

Die Gesellschaft erstellt ihren Geschäftsbericht einschliesslich Jahresrechnung (Einzelabschluss) und Konzernrechnung gemäss den anwendbaren gesetzlichen Vorschriften.

IV.       Accounting Principles

Article 23: Annual accounts and consolidated financial statements

The Company prepares its annual report including annual accounts (statutory financial statements) and consolidated financial statements in accordance with applicable law.

Beginn und Ende des Geschäftsjahres werden durch den Verwaltungsrat festgelegt.	The board of directors shall determine the date of the beginning and the closing of the business year.

Artikel 24: Gewinnverteilung Unter Vorbehalt der gesetzlichen Vorschriften über die Gewinnverteilung, insbesondere Artikel 671 ff. OR, steht der Bilanzgewinn zur Verfügung der Generalversammlung.

Article 24: Distribution of profits

Subject to the statutory provisions regarding the distribution of profits, in particular articles 671 et seq. CO, the profits as shown on the balance sheet may be allocated by the General Meeting of Shareholders at its discretion.

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Die Dividende darf erst festgesetzt werden, nachdem die dem Gesetz entsprechenden Zuweisungen an die gesetzlichen Reserven abgezogen worden sind. Alle Dividenden, welche innerhalb von fünf Jahren nach ihrer Fälligkeit nicht bezogen worden sind, verfallen zugunsten der Gesellschaft.		The dividend may only be determined after the transfers prescribed by law to the legal reserve funds have been deducted. All dividends unclaimed within a period of five years after their due date shall be forfeited to the Company.

V.       Vergütungen und damit zusammenhängende Bestimmungen

Artikel 25: Zulässige weitere Tätigkeiten

Mitglieder des Verwaltungsrats, welche nicht gleichzeitig in der Geschäftsleitung tätig sind, können bis zu fünf zusätzliche Mandate (gemäss untenstehender Definition) in börsenkotierten Unternehmen und bis zu zehn Mandate in nicht börsenkotierten Unternehmen wahrnehmen.

V.       Compensation and related Provisions

Article 25: Permitted additional activities

The non-executive members of the Board of Directors can have up to five additional Mandates (as defined below) in listed companies and up to ten additional in non-listed companies, respectively.

Die Mitglieder der Geschäftsleitung können, mit vorheriger Zustimmung des Verwaltungsrats, bis zu vier weitere Mandate (gemäss untenstehender Definition), davon zwei in börsenkotierten Unternehmen, wahrnehmen.		The members of the Executive Management may upon prior approval by the Board of Directors have up to four additional Mandates (as defined below), two of which can be in listed companies.

Die folgenden Funktionen unterliegen im Rahmen dieses Artikel 25 nicht den obenstehenden Beschränkungen:		For the purposes of this Article 25 the following functions do not fall under the above restrictions:

1.	Mandate in von der Gesellschaft beherrschten Unternehmen;	1.	Mandates in entities controlled by the Company;

2.	Mandate, die Mitglieder des Verwaltungsrats oder der Geschäftsleitung auf Anordnung der Gesellschaft wahrnehmen. Kein Mitglied des Verwaltungsrats oder der Geschäftsleitung kann mehr als fünf solche Mandate wahrnehmen; und	2.	Mandates a member of the Board of Directors or the Executive Management assumes upon request by the Company, provided that no member of the Board of Directors or Executive Management may hold more than five of such Mandates; and

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3.	Mandate in Vereinen, Stiftungen, gemeinnützigen Organisationen, Trusts, Personalfürsorgestiftungen oder ähnlichen Institutionen. Kein Mitglied des Verwaltungsrats oder der Geschäftsleitung kann mehr als zehn solche Mandate wahrnehmen.	3.	Mandates in associations, foundations, charitable organisations, trusts, employee welfare foundations or other comparable structures, provided that no member of the Board of Directors or the Executive Management may hold more than ten Mandates in such organizations.

Als "Mandate" im Sinne dieses Artikel 25 gelten Mitgliedschaften in höheren Management- oder Aufsichtsgremien von rechtlichen Einheiten mit wirtschaftlichem Zweck . Mehrere Mandate in rechtlichen Einheiten, die derselben Gruppe angehören bzw. Portfoliogesellschaften (einschliesslich börsenkotierte Unternehmen) einer Private Equity Gruppe (einschliesslich Fonds geführt, beraten oder auf andere Weise kontrolliert durch diese Gruppe) sind, gelten, zusammen mit den Mandaten in rechtlichen Einheiten, (einschliesslich Fonds geführt, beraten oder auf andere Weise kontrolliert durch diese Einheiten), welche dieser Private Equity Gruppe angehören, als ein Mandat. Eine kurzfristige Überschreitung der in diesem Artikel 25 geregelten Begrenzungen ist zulässig.		"Mandate" as used in this Article 25 means memberships in the senior management or oversight bodies of legal units with an economic purpose. Several Mandates in legal units belonging to the same consolidated group of companies or several Mandates in legal units constituting portfolio companies (including listed companies) of a private equity investor group (including funds managed, advised or otherwise controlled by such group) are deemed, together with mandates in legal units (including funds managed, advised or otherwise controlled by such units) constituting that private equity investor group, one Mandate. It is admissible to exceed the limitations set forth in this Article 25 for a short period of time.

Artikel 26: Verträge, die den Vergütungen für Mitglieder des Verwaltungsrats und der Geschäftsleitung zugrunde liegen		Article 26: Agreements related to the Compensation for Members of the Board of Directors and the Executive Management

Die Vereinbarungen mit den Mitgliedern des Verwaltungsrats dauern von der Wahl bis zum Abschluss der nächsten ordentlichen Generalversammlung. Vorbehalten bleiben Rücktritt und Abberufung.

The agreements of the members of the Board of Directors shall have a term from election until the conclusion of the next ordinary General Meeting of Shareholders. Resignation or dismissal remains reserved.

Die Arbeitsverträge mit den Mitgliedern der Geschäftsleitung sind in der Regel unbefristet. Die maximale Kündigungsfrist beträgt zwölf Monate. Kommt der Verwaltungsrat oder ein Ausschuss des Verwaltungsrats zum Schluss, dass befristete Verträge eingegangen werden sollen, beträgt die Vertragsdauer höchstens ein Jahr. Erneuerung ist zulässig.		The employment agreements of the members of the Executive Management shall in principle be concluded for an indefinite period. With respect to employment agreements entered into for an indefinite period, the maximum notice period must not exceed twelve months. If the Board of Directors considers a fixed term appropriate, such fixed term shall not exceed one year. Renewal is possible.

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Für den Fall, dass das Arbeitsverhältnis beendet wird, kann die Gesellschaft das Mitglied der Geschäftsleitung während der laufenden Kündigungsfrist freistellen oder mit diesem eine Aufhebungsvereinbarung abschliessen.	In the event of termination of the employment agreement, the Company can relieve the member of Executive Management from his/her duties during the notice period or enter into a termination agreement.

Die Gesellschaft oder von ihr kontrollierte Gesellschaften können mit den Mitgliedern der Geschäftsleitung Konkurrenzverbote ab Beendigung des Arbeitsverhältnisses vereinbaren sofern diese geschäftsmässig begründet sind. Die gesamte Abgeltung während der Dauer des Konkurrenzverbots darf den Betrag von einem Jahresgehalt (entsprechend dem Durchschnitt des bzw. der während der drei Jahre vor Beendigung des Arbeitsverhältnisses bezahlten Grundgehalts und variablen kurzfristigen Vergütung) nicht übersteigen.	The Company or companies controlled by it may enter into non-competition agreements with members of the Executive Management after termination of employment, if these non-competition agreements are justified from a business perspective. The total compensation payable during the term of the non-competition agreement shall not exceed the amount of one annual salary (which is equal to the average base and short-term variable compensation paid in the three years prior to the termination of employment).

Artikel 27: Grundsätze der Vergütungen für die Mitglieder des Verwaltungsrats	Article 27: Principles relating to the compensation of the members of the Board of Directors

Die Mitglieder des Verwaltungsrats erhalten jährlich ein vom Verwaltungsrat auf Empfehlung des Vergütungsausschusses festgesetztes und von der Generalversammlung vorgängig im Rahmen des maximalen Gesamtbetrags genehmigtes Pauschalhonorar. Die spezifische Höhe des Pauschalhonorars hängt von der Funktion im Verwaltungsrat, der Anzahl Mitgliedschaften in Ausschüssen und den Funktionen in Ausschüssen ab.	The members of the Board of Directors shall receive an annual retainer as determined by the Board of Directors upon recommendation by the Compensation Committee, subject to prior approval by the General Meeting of Shareholders. The specific amount of the annual retainer varies depending on the function in the Board of Directors, the number of committee activities and the functions in the committees.

Der Verwaltungsrat kann bestimmen, dass nicht geschäftsführende Mitglieder des Verwaltungsrats verlangen können, dass ihnen ein Teil ihres Pauschalhonorars in Aktien ausbezahlt wird. Zudem kann der Verwaltungsrat bestimmen, dass das Pauschalhonorar ganz oder teilweise in Aktien oder aktienbasierten Instrumenten ausgerichtet wird. In diesem Fall legt er deren Bedingungen einschliesslich betreffend Wartefrist, Ausübung und Verwirkung fest. Der Verwaltungsrat kann auch die Verlängerung, die Verkürzung oder den Wegfall von Ausübungs- und Vesting-Voraussetzungen als Folge gewisser vordefinierter Ereignisse vorsehen.	The Board of Directors may determine that non-executive members of the Board of Directors shall have the right to elect that part of their annual retainer be paid in shares, and/or the retainer be in whole or in part paid in the form of shares or equity based instruments, in which case it shall determine the conditions, including blocking periods, exercise and forfeiture conditions. The Board of Directors may provide for extension, acceleration or removal of vesting and exercise conditions in case of certain predefined events.

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Vergütungen können durch die Gesellschaft oder durch von ihr kontrollierte Gesellschaften ausgerichtet werden.	Compensation may be paid by the Company or companies controlled by it.

Artikel 28: Grundsätze der Vergütungen für die Mitglieder der Geschäftsleitung

Die Geschäftsleitungsmitglieder erhalten eine fixe Vergütung bestehend aus Grundgehalt, Beiträgen an Vorsorgeeinrichtungen oder ähnlichen Leistungen sowie gegebenenfalls andere Bar- oder Sachleistungen. Zudem können die Mitglieder der Geschäftsleitung leistungsabhängige kurz- und langfristige variable Vergütungen erhalten. Variable Vergütungen können in der Form von Aktien, Optionen oder vergleichbaren Instrumenten (z.B. RSUs und/oder PSUs), anderen Einheiten oder in bar ausgerichtet werden. Die Gesellschaft kann die erforderlichen Aktien auf dem Markt erwerben, den eigenen Aktien entnehmen oder unter Nutzung des bedingten oder genehmigten Kapitals bereitstellen.

Article 28: Principles of compensation relating to the members of the Executive Management

Members of the Executive Management shall receive a fixed compensation consisting of a base salary, contributions to pension schemes or similar benefits and, where applicable, other benefits in cash or kind. In addition, members of Executive Management are eligible for performance based short-term variable compensation and long-term variable compensation. Variable compensation may be awarded in the form of shares, options or equivalent instruments (e.g. RSUs and/or PSUs), other units or in cash. The Company may procure the required shares through purchases in the market, from treasury shares or by using conditional or authorized share capital.

Die kurzfristige variable Vergütung basiert auf der Erreichung von Leistungszielen, die üblicherweise über eine Jahresfrist gemessen werden. Die Leistungsziele beruhen auf Unternehmens- und Geschäftsbereichszielen, funktionalen Zielen und individuellen Zielen. Die jährliche Zielgrösse der variablen Vergütung wird als Prozentsatz des Grundgehalts festgelegt. Abhängig von der Zielerreichung kann die kurzfristige variable Vergütung einen vordefinierten Multiplikator der Zielgrösse betragen.	The short-term variable compensation shall be based on the achievement of performance targets which are generally measured over a one-year period. Performance targets are based on enterprise and business unit, functional and individual goals. The annual target level shall be determined as a percentage of the base salary. Depending on achieved performance, the compensation may amount up to a pre-determined multiplier of target level.

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Die langfristig variable Vergütung orientiert sich an Leistungswerten, welche die strategischen Ziele und/oder finanziellen Ziele der Gesellschaft und/oder die Entwicklung des Aktienkurses der Gesellschaft berücksichtigen und deren Erreichung sich in der Regel aufgrund eines mehrjährigen Zeitraums bemisst. Die jährliche Zielhöhe der langfristig variablen Vergütung wird in Prozenten des Grundgehalts festgelegt; je nach erreichten Leistungswerten kann sich die Vergütung auf einen vordefinierten Multiplikator der Zielhöhe belaufen. Der Verwaltungsrat oder der Vergütungsausschuss legt Zuteilungsbedingungen, Vesting-Bedingungen, Ausübungsbedingungen und -fristen sowie allfällige Sperrfristen und Verfallsbedingungen fest. Er kann vorsehen, dass aufgrund des Eintritts im Voraus bestimmter Ereignisse, wie einem Kontrollwechsel oder der Beendigung eines Arbeitsverhältnisses, Ausübungsbedingungen und -fristen, Vesting-Bedingungen und Sperrfristen verkürzt oder aufgehoben werden, Vergütungen unter Annahme der Erreichung der Zielwerte ausgerichtet werden oder Vergütungen verfallen.	The long term variable compensation orients itself on performance metrics that take into account strategic objectives and/or financial objectives of the Company and/or the development of the share price of the company and the achievement of which is generally measured based on a multiannual period. The annual target level of the long term variable compensation elements is determined as a percentage of the base salary; depending on achieved performance, the compensation may amount to up to a predetermined multiplier of target level. The Board of Directors or the Compensation Committee shall determine the conditions for the allocation, vesting conditions, the conditions and deadlines for the exercise thereof, and any retention periods or conditions of expiration. It may provide that, contingent upon the occurrence of certain events determined in advance, such as a change in control or the termination of an employment relationship, that the conditions and deadlines for the exercise of rights, or retention periods, or vesting conditions are to be shortened or cancelled, that remuneration is to be paid based on an assumption of the achievement of target values, or that remuneration is to be forfeited.

Vergütungen können durch die Gesellschaft oder durch von ihr kontrollierte Gesellschaften ausgerichtet werden.	Compensation may be paid by the Company or companies controlled by it.

Artikel 29: Kredite und Darlehen

Kredite und Darlehen an Mitglieder des Verwaltungsrats und der Geschäftsleitung dürfen zu Marktbedingungen gewährt werden. Der Gesamtbetrag solcher ausstehenden Kredite und Darlehen darf CHF 5 Millionen nicht übersteigen.

Article 29: Credits and loans

Credits and loans to members of the Board of Directors or the Executive Management may be granted at market conditions. The total amount of such credits and loans may not exceed CHF 5 million.

VI.       Beendigung

Artikel 30: Auflösung und Liquidation

Die Generalversammlung kann jederzeit die Auflösung und Liquidation der Gesellschaft nach Massgabe der gesetzlichen und statutarischen Vorschriften beschliessen.

VI.       Liquidation

Article 30: Dissolution and liquidation

The General Meeting of Shareholders may at any time resolve the dissolution and liquidation of the Company in accordance with the provisions of the law and of the Articles of Association.

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Die Liquidation wird durch den Verwaltungsrat durchgeführt, sofern sie nicht durch die Generalversammlung anderen Personen übertragen wird.		The liquidation shall be carried out by the Board of Directors to the extent that the General Meeting of Shareholders has not entrusted the same to other persons.

Die Liquidation der Gesellschaft erfolgt nach Massgabe der Artikel 742 ff. OR. Die Liquidatoren sind ermächtigt, Aktiven (Grundstücke eingeschlossen) auch freihändig zu verkaufen.		The liquidation of the Company shall take place in accordance with articles 742 et seq. CO. The liquidators are authorized to dispose of the assets (including real estate) by way of private contract.

Nach erfolgter Tilgung der Schulden wird das Vermögen unter die Aktionäre nach Massgabe der eingezahlten Beträge verteilt.		After all debts have been satisfied, the net proceeds shall be distributed among the shareholders in proportion to the amounts paid-in.

VII.	Benachrichtigungen, Sprache der Statuten und Rechtskosten	VII.	Information, Language of the Articles of Association and Legal Cost

Artikel 31: Mitteilungen und Bekanntmachungen Publikationsorgan der Gesellschaft ist das Schweizerische Handelsamtsblatt. Der Verwaltungsrat kann weitere Publikationsorgane bestimmen.		Article 31: Notices and announcements The publication instrument of the Company is the Swiss Official Gazette of Commerce. The Board of Directors may designate further means of publication.

Mitteilungen der Gesellschaft an die Aktionäre sowie andere Bekanntmachungen erfolgen durch Publikation im Schweizerischen Handelsamtsblatt.		Notices by the Company to the shareholders and other announcements shall be published in the Swiss Official Gazette of Commerce.

Artikel 32: Sprache der Statuten Im Falle eines Widerspruchs zwischen der deutschen und jeder anderen Fassung dieser Statuten ist die deutsche Fassung massgeblich.

Article 32: Language of the Articles of Association

In the event of deviations between the German version of these Articles of Association and any version in another language, the German authentic text prevails.

VIII.	Übergangsbestimmungen	VIII.	Transitional Provisions

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Artikel 33: Sacheinlage

Anlässlich der Kapitalerhöhung vom 14. September 2021 übernimmt die Gesellschaft gemäss Sacheinlagevertrag I datiert per 14. September 2021 insgesamt (i) 344'611 Namenaktien der Sportradar Holding AG, St. Gallen, Schweiz, (CHE-351.511.264), mit einem Nennwert von je CHF 1.00, (zusammen "SRH Aktien") von total 6 Sacheinlegern, (ii) 158'709 Namen-Partizipationsscheine der Sportradar Holding AG, St. Gallen, Schweiz, (CHE-351.511.264), mit einem Nennwert von je CHF 1.00, (zusammen "SRH Partizipationsscheine") von total 12 Sacheinlegern. Im Gegenzug erhalten die Sacheinleger gesamthaft (i) 167’246’907 Stammaktien der Kategorie A der Gesellschaft mit einem Nennwert von je CHF 0.10, ("Stammaktien der Kategorie A") zu einem Ausgabebetrag von USD 26.972860111 (gerundet) pro Stammaktie der Kategorie A, (ii) 2'500'000 Stammaktien der Kategorie A zu einem Ausgabebetrag von USD 27.00 und (iii) 903’670’701 wandelbare Stimmrechtsaktien der Kategorie B mit einem Nennwert von je CHF 0.01, ("Stimmrechtsaktien der Kategorie B") zu einem Ausgabebetrag von USD 2.73 (gerundet) pro Stimmrechtsaktie der Kategorie B. Im Einzelnen erfolgen von folgenden Sacheinlegern folgende Einlagen von SRH Aktien und SRH Partizipationsscheinen mit folgender Bewertung im Gegenzug für folgende Anzahl neue Stammaktien der Kategorie A und Stimmrechtsaktien der Kategorie B:

Article 33: Contribution in kind

At the occasion of the capital increase of 14 September 2021 the company receives according to the contribution agreement I dated as per 14 September 2021 in the aggregate (i) 344,611 registered shares in Sportradar Holding AG, St. Gallen, Switzerland, (CHE-351.511.264), with a nominal value of CHF 1.00 each, (together "SRH Shares") from in total 6 contributors and (ii) 158,709 registered participation certificates of Sportradar Holding AG, St. Gallen, Switzerland, (CHE-351.511.264), with a nominal value of CHF 1.00 each (together "SRH Participation Certificates") from 12 contributors. In return, the contributors in total receive (i) 167,246,907 new registered, fully paid-in registered class A common shares Company, each with a nominal value of CHF 0.10, ("Class A Ordinary Shares") at an issue price of USD 26.972860111 (rounded) per Class A Ordinary Share, (ii) 2,500,000 Class A Ordinary Shares at an issue price of USD 27.00 and (iii) 903’670’701 new registered, fully paid-in class B convertible voting common shares, each with a nominal value of CHF 0.01, ("Class B Voting Shares") at an issue price of USD 2.73 (rounded) per Class B Voting Share. In detail the following contributors make the following contributions in kind of SRH Shares and SRH Participation Certificates with the following valuations in return for the following number of new Class A Ordinary Shares and Class B Voting Shares:

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Sacheinleger Contributor	SRH Aktien SRH Shares	Bewertung (gerundet) Valuation (rounded) (USD)	Stammaktien der Kategorie A Class A Ordinary Shares	Stimmrechts- aktien der Kategorie B Class B Voting Shares
[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	--
[***]	[***]	[***]	[***]	--
[***]	[***]	[***]	[***]	--
[***]	[***]	[***]	[***]	--
[***]	[***]	[***]	[***]	--
Total	344’611	4’822’090’602.39	87’412’610	903’670’701

Sacheinleger Contributor	SRH Partizi- pationsscheine SRH Participation Certificates	Bewertung Valuation (USD)	Stammaktien der Kategorie A Class A Ordinary Shares
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]
Total	158'709	2’220’791’493.64	82’334’297

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Anlässlich der Kapitalerhöhung vom 14. September 2021 übernimmt die Gesellschaft gemäss Sacheinlagevertrag II datiert per 14. September 2021 insgesamt (i) 1'200'000 Aktien der Kategorie A der Slam InvestCo S.à r.l., eine Gesellschaft mit beschränkter Haftung (société à responsabilité limitée) mit Sitz in Luxemburg, eingetragen im Handelsregister von Luxemburg (Registre de commerce et des sociétés, Luxembourg) unter B231434 ("Slam InvestCo") mit einem Nennwert von je EUR 0.01, und einer Bewertung von USD 21'240 von [***] als Sacheinleger wofür [***] im Gegenzug 787 Stammaktien der Kategorie A der Gesellschaft mit einem Nennwert von je CHF 0.10, zu einem Ausgabebetrag von USD 27.00 erhält, die Differenz zwischen dem Wert der Sacheinlage und dem Ausgabebetrag der Stammaktien der Kategorie A der Gesellschaft wird in bar liberiert, (ii) 2'000'000 Stimmrechtsscheine der Slam InvestCo mit einem Nennwert von EUR 0.000001 von [***] und einer Bewertung von USD 2.36 als Scheinleger wofür [***] im Gegenzug 1 Stammaktie der Kategorie A der Gesellschaft mit einem Nennwert von je CHF 0.10 zu einem Ausgabebetrag von USD 2.36 pro Stammaktie der Kategorie A erhält sowie (iii) 302'583 Aktien der Kategorie B von Slam InvestCo, mit einem Nennwert von je EUR 0.01, (zusammen "Slam InvestCo Aktien der Kategorie B") von 66 Sacheinlegern. Im Gegenzug erhalten die Sacheinleger der Slam InvestCo Aktien der Kategorie B gesamthaft 9’566’464 Stammaktien der Kategorie A der Gesellschaft mit einem Nennwert von je CHF 0.10, ("Stammaktien der Kategorie A") zu einem Ausgabebetrag von USD 27.00 (gerundet) pro Stammaktie der Kategorie A. Die Differenz zwischen dem Wert der Sacheinlage und dem Ausgabebetrag der Stammaktien der Kategorie A der Gesellschaft wird in bar liberiert. Im Einzelnen erfolgen von folgenden Sacheinlegern folgende Einlagen von Slam InvestCo Aktien der Kategorie B mit folgender Bewertung im Gegenzug für folgende Anzahl neue Stammaktien der Kategorie A:	At the occasion of the capital increase of 14 September 2021 the company receives according to the contribution agreement II dated as per 14September 2021 in the aggregate (i) 1,200,000 class A shares in Slam InvestCo S.à r.l., a private limited liability company (société à responsabilité limitée), with registered office in Luxembourg and registered with the Luxembourg Trade and Companies Register (Registre de commerce et des sociétés, Luxembourg) under number B231434 ("Slam InvestCo") each with a nominal value of EUR 0.01 and a valuation of USD 21,240 from [***] as contributor, wherefore [***] receives in return 787 new registered, fully paid-in registered class A common shares in the Company, each with a nominal value of CHF 0.10, at an issue price of USD 27.00, the difference between the valuation of the contribution in kind and the issue price for the newly issued registered class A common shares in the Company will be paid-in in cash, (ii) 2'000'000 beneficiary certificates of Slam InvestCo from [***] each with a nominal value of EUR 0.000001 and a valuation of USD 2.36 from [***] as contributor, wherefore [***] in return receives 1 new registered, fully paid-in registered class A common shares Company, each with a nominal value of CHF 0.10, at an issue price of USD 2.36 and (iii) 302,583 class B shares in Slam InvestCo with a nominal value of EUR 0.01 (together "Slam InvestCo Class B Shares") from in total 66contributors. In return, the contributors of Slam InvestCo Class B Shares in total receive 9,566,464 new registered, fully paid-in registered class A common shares Company, each with a nominal value of CHF 0.10, ("Class A Ordinary Shares") at an issue price of USD 27.00 (rounded) per Class A Ordinary Share. The difference between the valuation of the contribution in kind and the issue price for the newly issued registered class A common shares in the Company will be paid-in in cash. In detail the following contributors make the following contributions in kind of Slam InvestCo Class B Shares with the following valuations in return for the following number of new Class A Ordinary Shares:

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Sacheinleger Contributor	Slam InvestCo Aktien der Kategorie B Class B Shares in Slam InvestCo	Bewertung (gerundet) Valuation (rounded) (USD)	Stammaktien der Kategorie A Class A Ordinary Shares	Ausgabepreis Stammaktien der Kategorie A (gerundet) Issue Price Class A Ordinary Shares (rounded) (USD)	Barliberierung (gerundet) Contribution in Cash (rounded) (CHF)
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

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[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

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[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

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[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]

38

[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
[***]	[***]	[***]	[***]	[***]	[***]
Total	302'583	258’293’340.67	9’566’464	258’294’528.00	1’091.17

St. Gallen, 15. April 2025

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